United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

Franklin Lake Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21812	52-2352724
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

172 Starlite Street, So. San Francisco, CA 90480	(650) 588-0425
(Address of principal executive offices)	(Telephone No.)

_____________N / A__________________
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01

The company filed a Plan of Operations with the U.S. Bureau of Land Management, in its Barstow, California office, on December 6, 2005, for a mining permit for the removal of material from its claims on the Franklin Lake playa, near Death Valley Junction, California. The company has retained consultants and engineers to complete the technical work involved and incorporate the Phase 2 results with the engineering design of the pilot plant at the company's facility at Amargosa Valley, Nevada.

Upon completion of the design and environmental study for the Amargosa facility, the application for the environmental permit should be able to be submitted to the Nevada Department of Environmental Protection, in Carson City, Nevada.

The Phase 2 report will include design of the pilot plant and the data required for permits necessary to commence operations. At the outset, the company intends to process 3 to 5 tons of concentrated material per day. Subsequently, it will scale up operations to process as much concentrated material as it can do practically and profitably.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN LAKE RESOURCES INC.
(registrant)

Dated: December 23, 2005	By__/s/ Father Gregory Ofiesh__

Father Gregory Ofiesh
President, Chief Executive Officer